Exhibit 99.1

Contacts:    Media Relations - George Lewis, 610-774-4687
Investor Relations - Andy Ludwig, 610-774-3389

Talen Energy Reports Third Quarter 2016 Results

2016 Financial Results

(in millions)	Three Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2016
Net Income (Loss)	$88	$236
Adjusted EBITDA	247	614
Cash from Operations		549
Adjusted Free Cash Flow		523

2016 Guidance Ranges

•	Adjusted EBITDA projection narrowed to $705-$805 million

•	Adjusted Free Cash Flow projection increased and narrowed to $500-$600 million

Transaction Update

•	Stockholders voted overwhelmingly to approve merger with an affiliate of Riverstone Holdings LLC

•	Merger approvals received from Federal Energy Regulatory Commission and New York Public Service Commission

•	$600 million term loan B facility for merger financing successfully priced

•	Transaction on schedule to close by end of 2016, subject to Nuclear Regulatory Commission approval and satisfaction of other customary closing conditions

ALLENTOWN, Pa. (Nov. 10, 2016) – Talen Energy Corporation (NYSE: TLN) today reported Net Income of $88 million for the three months ended September 30, 2016, compared with a Net Loss of $401 million for the three months ended September 30, 2015, and Adjusted EBITDA of $247 million, compared with $357 million for the three months ended September 30, 2015.
For the nine months ended September 30, 2016, Talen Energy reported Net Income of $236 million, compared with a Net Loss of $279 million for the nine months ended September 30, 2015, and Adjusted EBITDA of $614 million, compared with Adjusted EBITDA of $765 million for the nine months ended September 30, 2015.
The 2015 Net Losses reflected non-cash goodwill and other asset impairment charges detailed at that time.

Based on results through the end of the third quarter, Talen Energy narrowed 2016 guidance for Adjusted EBITDA to $705-$805 million, and increased and narrowed 2016 guidance for Adjusted Free Cash Flow to $500-$600 million.

On June 3, 2016, Talen Energy announced a merger agreement with affiliates of Riverstone Holdings LLC, a private investment firm. Talen Energy stockholders overwhelmingly approved the merger on Oct. 6, 2016. The merger has been approved by the Federal Energy Regulatory Commission and the New York Public Service Commission. The parties also have been granted early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is expected to close by the end of 2016, subject to approval by the Nuclear Regulatory Commission and satisfaction of other customary closing conditions.

A Talen Energy subsidiary, Talen Energy Supply LLC, has successfully priced a $600 million term loan B facility, the net proceeds of which are expected to be used to fund the payment of fees and expenses in connection with the term loan B issuance and the merger, for working capital needs and for other general corporate purposes of Talen Energy, including repayment of debt under Talen Energy Supply's revolving credit facility. Closing of the term loan B is subject to customary closing conditions and completion of the merger.

Looking at operating highlights, natural gas co-firing capability at the coal-fired Brunner Island plant in York County, Pa. is in commercial operation for Unit 3 and expected to be in commercial operation for Unit 2 by the end of 2016. The company decided to defer completion and commercial operation of co-firing capability for Unit 1 until the spring of 2017, to avoid taking the unit out of service during the winter demand season. Talen Energy also has decided to evaluate further plans it announced in June 2016 to add natural gas co-firing capability at the coal-fired Montour plant in Montour County, Pa., to consider operating experience and results from the Brunner Island Unit 3 project. There is no current timetable for completing the Montour project, and the company has excluded the estimated $70 million capital cost from its forecasted capital expenditures.

Review of Segment Results

Financial information presented in this news release for the nine months ended September 30, 2015 represents nine months of legacy Talen Energy Supply results, consolidated with four months of RJS Power results. Financial information for three and nine months ended September 30, 2015 excludes results from the Athens, Millennium and Harquahala plants because they were acquired in November 2015.

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating Income (Loss)
East	$221	$(345)	$765	$33
West	16	39	(64)	18
Other (b)	(44)	(40)	(149)	(184)
Total	$193	$(346)	$552	$(133)

EBITDA (a)
East	$327	$(260)	$1,072	$288
West	28	49	(28)	32
Other (b)	(41)	(39)	(141)	(183)
Total	$314	$(250)	$903	$137

Adjusted EBITDA (a)
East	$250	$331	$691	$817
West	21	49	(9)	53
Other (b)	(24)	(23)	(68)	(105)
Total	$247	$357	$614	$765

(a)
EBITDA and Adjusted EBITDA are non-U.S. GAAP financial measures used by management, in addition to Operating Income, to evaluate Talen Energy's business on an ongoing basis. For the definitions of EBITDA and Adjusted EBITDA, a detailed itemization of adjustments, and a reconciliation of EBITDA and Adjusted EBITDA to Operating Income (Loss), see the tables at the end of this news release. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating Income (Loss) as the most directly comparable U.S. GAAP measure.

(b)	General and administrative expenses are not allocated to each segment and are included in the "Other" category.

East Segment

The East segment includes operations in PJM, New York ISO and ISO New England.

In the third quarter of 2016, Operating Income increased by $566 million compared with the third quarter of 2015 primarily due to the impact of non-recurring, non-cash goodwill and asset impairment charges in 2015, a coal contract modification charge in 2015, and unrealized gains from hedging activities, partially offset by factors that affected Adjusted EBITDA, which are described in the next paragraph.

In the third quarter of 2016, Adjusted EBITDA decreased by $81 million compared with the third quarter of 2015 primarily due to lower margins, partially offset by lower operation and maintenance costs. The decrease in margins was primarily due to lost energy and capacity revenues from assets sold in 2016, and lower capacity prices, realized energy prices and spark spreads, partially offset by the addition of margins from the Athens and Millennium plants acquired in 2015 and other portfolio margins. The decrease in operation and maintenance costs was primarily due to reduced non-outage costs at the Susquehanna nuclear plant and lower costs associated with assets sold in 2016, partially offset by additional costs associated with assets acquired in 2015.

For the first nine months of 2016, Operating Income increased by $732 million compared with the first nine months of 2015, primarily due to gains on assets sold in 2016, the impact of non-recurring, non-cash goodwill and asset impairment charges in the third quarter of 2015, and a coal contract modification charge in the third quarter of 2015, partially offset by an impairment charge related to the Bell Bend nuclear project in the second quarter of 2016, unrealized losses from hedging activities, higher depreciation driven by assets acquired in 2015, and factors that affected Adjusted EBITDA, which are described in the next paragraph.

For the first nine months of 2016, Adjusted EBITDA decreased by $126 million compared with the first nine months of 2015 primarily due to lower margins and higher operation and maintenance costs. The decrease in margins was primarily due to lost energy and capacity revenues from assets sold in 2016, and lower realized energy prices, nuclear plant availability, spark spreads and capacity prices, partially offset by the addition of margins from assets acquired in 2015 and other portfolio margins. Operation and maintenance costs increased primarily due to additional costs associated with assets acquired in 2015.

West Segment

The West segment includes operations in the ERCOT and WECC markets in Texas, Montana and Arizona.

In the third quarter of 2016, Operating Income decreased by $23 million compared with the third quarter of 2015, primarily due to factors that affected Adjusted EBITDA, which are described in the next paragraph.

In the third quarter of 2016, Adjusted EBITDA decreased by $28 million compared with the third quarter of 2015, primarily due to lower margins and higher operation and maintenance costs. Margins decreased primarily due to lower realized energy prices in Texas and Montana, partially offset by the addition of margins from the Harquahala plant acquired in 2015. Operation and maintenance costs increased primarily due to additional costs associated with assets acquired in 2015.

For the first nine months of 2016, Operating Income decreased by $82 million compared with the first nine months of 2015, primarily due to factors that affected Adjusted EBITDA, which are described in the next paragraph, and higher depreciation driven by assets acquired in 2015, partially offset by a decrease in unrealized losses from hedging activities.

For the first nine months of 2016, Adjusted EBITDA decreased by $62 million compared with the first nine months of 2015, primarily due to lower margins and higher operation and maintenance costs. Margins decreased primarily due to lower realized energy prices in Texas and Montana, and lower availability of the Colstrip plant, partially offset by the addition of margins from the Harquahala plant acquired in 2015. Operation and maintenance costs increased primarily due to additional costs associated with assets acquired in 2015.

Other

The "Other" category includes general and administrative expenses not allocated to a segment.

For the third quarter of 2016, Operating Loss and Adjusted EBITDA were relatively flat compared with the third quarter of 2015.

For the first nine months of 2016, Operating Loss decreased by $35 million and Adjusted EBITDA improved by $37 million compared with the first nine months of 2015, primarily due to lower corporate expenses.

Adjusted Free Cash Flow

(in millions)	Nine Months Ended
	September 30, 2016	September 30, 2015
Cash from Operations	$549	$731
Adjusted Free Cash Flow (a)	523	421

(a)
Adjusted Free Cash Flow is a non-U.S. GAAP financial measure used by management in addition to Cash from Operations. For the definition of Adjusted Free Cash Flow, a detailed itemization of adjustments and a reconciliation of Adjusted Free Cash Flow to Cash from Operations, see the tables at the end of this news release.

Liquidity and Capital Resources

(in millions)	September 30, 2016	December 31, 2015
Cash and cash equivalents	$1,358	$141
Short-term debt (a)	350	608

(a)
December 31, 2015 figure includes $108 million, which at September 30, 2016 is classified as "Long-term debt" on the Balance Sheet at September 30, 2016 based on Talen Energy's intent to refinance on a long-term basis.

The decrease in short-term debt was primarily due to the use of proceeds from assets sold in 2016 to repay $600 million of outstanding borrowings under revolving credit facilities, partially offset by a drawdown on revolving credit facilities to repay $350 million in debt that matured in May 2016.

Net cash provided by (used in) operating, investing and financing activities for the nine months ended September 30, and the changes between periods were as follows.

(in millions)	2016	2015	Change - Cash
Operating activities	$549	$731	$(182)
Investing activities	1,219	(173)	1,392
Financing activities	(551)	(262)	(289)

2016 Financial Outlook

Talen Energy narrowed 2016 guidance for Adjusted EBITDA to $705-$805 million from the previously announced $655-$855 million. The company increased and narrowed guidance for Adjusted Free Cash Flow to $500-$600 million from the previously announced $260-$460 million. The primary drivers of the increase in Adjusted Free Cash Flow guidance include lower expected tax payments, updated working capital assumptions and lower capital expenditures.
For a detailed itemization of adjustments and reconciliations of Adjusted EBITDA to Operating Income (Loss) and Adjusted Free Cash Flow to Cash from Operations, see the tables at the end of the news release.

About Talen Energy
Talen Energy is one of the largest competitive energy and power generation companies in the United States. Our diverse generating fleet operates in well-developed, structured wholesale power markets. To learn more about us, visit www.talenenergy.com.
The Investors & Media section of the website contains a significant amount of information about Talen Energy, including financial and other information for investors. Talen Energy encourages investors to visit its website periodically to view new and updated information. Slides describing third quarter financial performance have been posted on the Events & Presentations page in the Investors & Media section of the website.

Forward-Looking Information
Statements contained in this news release, including statements with respect to future earnings, EBITDA, Adjusted EBITDA or Adjusted Free Cash Flow results, cash flows, tax attributes, financing, regulation and closing of the Merger, are "forward-looking statements" within the meaning of the federal securities laws. These statements often include such words as "believe," "expect," "anticipate," "intend," "plan," "estimate," "target," "project," "forecast," "seek," "will," "may," "should," "could," "would" or similar expressions. Although Talen Energy believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: failure to complete the Merger as a result of the failure to obtain necessary regulatory approvals or otherwise; the payment by Talen Energy of a termination fee if the Merger Agreement is terminated in certain circumstances; the loss of key customers and suppliers resulting from any uncertainties associated with the Merger; the negative impact on Talen Energy's business and the market price for Talen Energy's common stock should the Merger not be consummated; adverse economic conditions; changes in commodity prices and related costs; the effectiveness of Talen Energy's risk management techniques, including hedging; accounting interpretations and requirements that may impact reported results; operational, price and credit risks in the wholesale and retail electricity markets; Talen Energy's ability to forecast the actual load needed to perform full-requirements sales contracts; weather conditions affecting generation, customer energy use and operating costs and revenues; disruptions in fuel supply; circumstances that may impact the levels of coal inventory that are held; the performance of transmission facilities and any changes in the structure and operation of, or the pricing limitations imposed by, the RTOs and ISOs that operate those facilities; blackouts due to disruptions in neighboring interconnected systems; competition; federal and state legislation and regulation; costs of complying with environmental and related worker health and safety laws and regulations; the impacts of climate change; the availability and cost of emission allowances; changes in legislative and regulatory policy; security and safety risks associated with nuclear generation; Talen Energy's level of indebtedness; the terms and conditions of debt instruments that may restrict Talen Energy's ability to operate its business; the performance of Talen Energy's subsidiaries and affiliates, on which its cash flow and ability to meet its debt obligations largely depend; the risks inherent with variable rate indebtedness; disruption in financial markets; Talen Energy's ability to access capital markets; acquisition or divestiture activities, and Talen Energy's ability to realize expected synergies and other benefits from such business transactions, including in connection with the completed MACH Gen acquisition; changes in technology; any failure of Talen Energy's facilities to operate as planned, including in connection with scheduled and unscheduled outages; Talen Energy's ability to optimize its competitive power generation operations and the costs associated with any capital expenditures, including the Brunner Island dual-fuel project; significant increases in operation and maintenance expenses; the loss of key personnel, the ability to hire and retain qualified employees and the impact of collective labor bargaining negotiations; war, armed conflicts or terrorist attacks, including cyber-based attacks; risks associated with federal and state tax laws and regulations; any determination that the transaction that formed Talen Energy does not qualify as a tax-free distribution under the Internal Revenue Code; Talen Energy's ability to successfully integrate the RJS Power businesses and to achieve anticipated synergies and cost savings as a result of the spinoff transaction and combination with RJS Power; costs of complying with reporting requirements as a newly public company and any related risks of deficiencies in disclosure controls and internal control over financial reporting as a standalone entity; and the ability of affiliates of Riverstone to exercise influence over matters requiring Board of Directors and/or stockholder approval. Any such forward-looking statements should be considered in light of such important factors and in conjunction with Talen Energy's Form 10-K for the year ended December 31, 2015, and other reports on file with the SEC.

Definition of Non-U.S. GAAP Financial Measures

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying earnings release contains non-U.S. GAAP financial measures EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow, which we use as measures of our performance.

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted for certain non-cash and other items that management believes are not indicative of ongoing operations, including, but not limited to, unrealized gains and losses on derivative contracts, stock-based compensation expense, asset retirement obligation accretion (net of gains or losses on retirements), gains and losses on securities in the nuclear decommissioning trust fund, impairments, gains or losses on sales, dispositions or retirements of assets, debt extinguishments, and transition, transaction and restructuring costs.

EBITDA and Adjusted EBITDA are not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP as indicators of operating performance and are not necessarily comparable to similarly-titled measures reported by other companies. We believe EBITDA and Adjusted EBITDA are useful to investors and other users of our financial statements in evaluating our operating performance because they provide additional tools to compare business performance across companies and across periods. We believe that EBITDA is widely used by investors to measure a company’s operating performance without regard to such items as interest expense, income taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, we believe that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. We adjust for these and other items, as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. In summary, our management uses EBITDA and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, stockholders, creditors, analysts and investors concerning our financial performance.

Adjusted Free Cash Flow represents Cash from Operations less capital expenditures, excluding growth-related capital expenditures, adjusted for changes in counterparty collateral and further adjusted for after-tax transaction and restructuring costs, and certain other after-tax cash items that management believes are not indicative of ongoing operations. Adjusted Free Cash Flow should not be considered an alternative to Cash from Operations, which is determined in accordance with U.S. GAAP. We believe that Adjusted Free Cash Flow, although a non-U.S. GAAP measure, is an important measure to both management and investors as an indicator of the company’s ability to sustain operations without additional outside financing beyond the requirement to fund maturing debt obligations. These measures are not necessarily comparable to similarly-titled measures reported by other companies as they may be calculated differently.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)
Condensed Consolidated Balance Sheets (Unaudited)
(Unaudited)
(Millions of Dollars)
	September 30,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$1,358	$141
Restricted cash and cash equivalents	46	106
Accounts receivable (less reserve: 2016, $1; 2015, $1)	238	267
Unbilled revenues	125	160
Fuel, materials and supplies	407	508
Prepayments	45	52
Price risk management assets	350	562
Assets held for sale	—	954
Other current assets	10	12
Investments	1,028	976
Property, Plant and Equipment	14,741	14,462
Less: accumulated depreciation	6,658	6,411
Property, plant and equipment, net	8,083	8,051
Construction work in progress	398	536
Total Property, Plant and Equipment, net	8,481	8,587
Other intangibles	103	310
Price risk management assets	194	131
Other noncurrent assets	44	43
Total Assets	$12,429	$12,809

Liabilities and Equity
Short-term debt	$350	$608
Long-term debt due within one year	5	399
Accounts payable	260	291
Liabilities held for sale	—	33
Other current liabilities	661	757
Long-term Debt	3,894	3,787
Deferred income taxes and investment tax credits	1,617	1,602
Price risk management liabilities - noncurrent	126	108
Accrued pension obligations	318	340
Asset retirement obligations	506	490
Other deferred credits and noncurrent liabilities	125	91
Common Stock and additional paid-in capital	4,710	4,702
Accumulated deficit	(137)	(373)
Accumulated other comprehensive income (loss)	(6)	(26)
Total Liabilities and Equity	$12,429	$12,809

(a) The Financial Statements in this news release have been condensed and summarized for the purposes of presentation. Please refer to Talen Energy Corporation's periodic filings with the Securities and Exchange Commission for full Financial Statements, including note disclosures and certain defined terms used herein.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
(Millions of Dollars, Except Share Data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Operating Revenues
Wholesale energy	$893	$887	$2,082	$2,124
Retail energy	202	277	650	831
Energy-related businesses	143	156	376	404
Total Operating Revenues	1,238	1,320	3,108	3,359
Operating Expenses
Operation
Fuel and energy purchases	564	589	1,402	1,486
Operation and maintenance	221	235	780	760
(Gain) loss on sale	—	—	(563)	—
Impairments	1	588	214	591
Depreciation	112	95	330	259
Taxes, other than income	12	9	34	17
Energy-related businesses	135	150	359	379
Total Operating Expenses	1,045	1,666	2,556	3,492
Operating Income (Loss)	193	(346)	552	(133)
Other Income (Expense) - net	9	1	21	11
Interest Expense	60	55	180	146
Income (Loss) Before Income Taxes	142	(400)	393	(268)
Income Taxes	54	1	157	11
Net Income (Loss)	$88	$(401)	$236	$(279)

Earnings Per Share of Common Stock:
Basic	$0.69	$(3.12)	$1.84	$(2.69)
Diluted	$0.68	$(3.12)	$1.82	$(2.69)

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	128,527	128,509	128,527	103,627
Diluted	130,143	128,509	129,702	103,627

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Talen Energy Corporation and Subsidiaries
(Unaudited)
(Millions of Dollars)
	Nine Months Ended
	September 30,
	2016	2015
Cash Flows from Operating Activities
Net income (loss)	$236	$(279)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Pre-tax gain from the sale of certain generation facilities	(595)	—
Depreciation	330	259
Amortization	162	159
Defined benefit plans - expense	33	35
Deferred income taxes and investment tax credits	(8)	(30)
Impairment of assets	216	595
Unrealized (gains) losses on derivatives, and other hedging activities	(3)	(80)
Other	29	51
Change in current assets and current liabilities
Accounts receivable	17	64
Accounts payable	(30)	(148)
Unbilled revenues	35	93
Fuel, materials and supplies	94	58
Counterparty collateral	(27)	76
Taxes payable	88	(23)
Other	6	(18)
Other operating activities
Defined benefit plans - funding	(40)	(74)
Other assets and liabilities	6	(7)
Net cash provided by operating activities	549	731
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(336)	(252)
Proceeds from the sale of certain generation facilities	1,525	—
Expenditures for intangible assets	(44)	(35)
Purchases of nuclear plant decommissioning trust investments	(134)	(154)
Proceeds from the sale of nuclear plant decommissioning trust investments	121	143
Net (increase) decrease in restricted cash and cash equivalents	60	110
Other investing activities	27	15
Net cash provided by (used in) investing activities	1,219	(173)
Cash Flows from Financing Activities
Issuance of long-term debt	—	600
Retirement of long-term debt	(395)	(33)
Contributions from member	—	82
Distributions to predecessor member	—	(214)
Net increase (decrease) in short-term debt	(150)	(667)
Borrowings on long-term revolving credit facility	33	—
Repayments on long-term revolving credit facility	(36)	—
Other financing activities	(3)	(30)
Net cash provided by (used in) financing activities	(551)	(262)
Net Increase (Decrease) in Cash and Cash Equivalents	1,217	296
Cash and Cash Equivalents at Beginning of Period	141	352
Cash and Cash Equivalents at End of Period	$1,358	$648

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted EBITDA
(Unaudited)
(Millions of Dollars)
	Three Months Ended September 30,
	2016				2015
	East	West	Other	Total	East	West	Other	Total
Net income (loss)				$88				$(401)
Interest expense				60				55
Income taxes				54				1
Other (income) expense - net				(9)				(1)
Operating income (loss)	$221	$16	$(44)	$193	$(345)	$39	$(40)	$(346)
Depreciation	97	12	3	112	84	10	1	95
Other income (expense) - net	9	—	—	9	1	—	—	1
EBITDA	$327	$28	$(41)	$314	$(260)	$49	$(39)	$(250)
Margins:
Unrealized (gain) loss on derivative contracts (a)	(85)	(9)	—	(94)	(50)	—	—	(50)
Coal contract adjustment (d)	—	—	—	—	41	—	—	41
Other (e)	5	—	—	5	5	—	—	5
Operation and maintenance:
Stock-based compensation expense (f)	—	—	2	2	—	—	1	1
ARO accretion, net	10	1	—	11	8	—	—	8
Impairments (g)	—	1	—	1	588	—	—	588
TSA costs	—	—	8	8	—	—	14	14
Separation benefits	—	—	3	3	—	—	—	—
Transaction and restructuring costs (i)	—	—	4	4	—	—	1	1
Other income (expense):
(Gain) loss from NDT funds	(7)	—	—	(7)	(1)	—	—	(1)
Adjusted EBITDA	$250	$21	$(24)	$247	$331	$49	$(23)	$357

	Nine Months Ended September 30,
	2016				2015
	East	West	Other	Total	East	West	Other	Total
Net income (loss)				$236				$(279)
Interest expense				180				146
Income taxes				157				11
Other (income) expense - net				(21)				(11)
Operating income (loss)	$765	$(64)	$(149)	$552	$33	$18	$(184)	$(133)
Depreciation	289	36	5	330	243	14	2	259
Other income (expense) - net	18	—	3	21	12	—	(1)	11
EBITDA	$1,072	$(28)	$(141)	$903	$288	$32	$(183)	$137
Margins:			—
Unrealized (gain) loss on derivative contracts (a)	(29)	3	—	(26)	(120)	17	—	(103)
Terminated derivative contracts (b)	—	—	—	—	(13)	—	—	(13)
Revenue adjustment (c)	—	—	—	—	7	—	—	7
Coal contract adjustment (d)	—	—	—	—	41	—	—	41
Other (e)	10	—	—	10	9	—	—	9
Operation and maintenance:
Stock-based compensation expense (f)	—	—	10	10	—	—	41	41
ARO accretion, net	25	2	—	27	25	—	—	25
Impairments (g)	204	10	—	214	591	—	—	591
(Gain) loss on dispositions (j)	(563)	—	—	(563)	—	—	—	—
TSA costs	—	—	32	32	—	—	19	19
Separation benefits	—	—	12	12	—	—	2	2
Corette closure costs (h)	—	—	—	—	—	4	—	4
Transaction and restructuring costs (i)	—	—	19	19	—	—	16	16
Legal contingency (k)	—	4	—	4	—	—	—	—
Other	(8)	—	—	(8)	—	—	—	—
Other income (expense):
(Gain) loss from NDT funds	(20)	—	—	(20)	(11)	—	—	(11)
Adjusted EBITDA	$691	$(9)	$(68)	$614	$817	$53	$(105)	$765

(a)
Represents unrealized gains (losses) on derivatives.  Amounts have been adjusted for option premiums of $3 million and $5 million for the three months ended September 30, 2016 and 2015, and $8 million and $14 million for the nine months ended September 30, 2016 and 2015.

(b)	Represents net realized gains on certain derivative contracts that were terminated due to the spinoff transaction.

(c)	Related to a prior period revenue adjustment for the receipt of revenue under a transmission operating agreement with Talen Energy Supply's former affiliate, PPL Electric Utilities Corporation.

(d)	To mitigate the risk of oversupply, Talen Energy incurred pre-tax charges for the three and nine months ended September 30, 2015 to reduce its contracted coal deliveries.

(e)	Includes OCI amortization on non-active derivative positions.

(f)	For the periods prior to June 2015, represents the portion of PPL's stock-based compensation cost allocable to Talen Energy.

(g)	2016 includes charges for the Bell Bend Combined Operating License Application and Harquahala plant impairments. 2015 includes charges for goodwill and certain long lived assets.

(h)	Operations were suspended and the Corette plant was retired in March 2015.

(i)
Costs related to the spinoff transaction, including expenses associated with FERC-required mitigation and legal and professional fees. Also includes transaction costs related to the proposed merger with Riverstone affiliates that was announced in June 2016.

(j)	Relates to Ironwood, Holtwood, Lake Wallenpaupack and C.P. Crane sales.

(k)	Contingency relates to the termination of a gas supply contract.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted Free Cash Flow
(Unaudited)
(Millions of Dollars)
	Nine Months Ended September 30,
	2016	2015
Cash from Operations	$549	$731
Capital Expenditures, excluding growth (a)	(303)	(282)
Counterparty collateral paid (received)	27	(76)
Adjusted Free Cash Flow, including other adjustments	273	373
Cash adjustments:
Transition Services Agreement costs	32	19
Coal contract adjustment (b)	—	41
Legal settlement (c)	3	—
Separation benefits	12	2
Corette closure costs (d)	—	4
Transaction and restructuring costs (e)	32	15
Taxes on above adjustments (f)	(32)	(33)
Taxes on mitigated asset sales (g)	203	—
Adjusted Free Cash Flow	$523	$421

(a)	Includes expenditures related to intangible assets.

(b)	To mitigate the risk of oversupply, Talen Energy incurred pre-tax charges for the nine months ended September 30, 2015 to reduce its contracted coal deliveries.

(c)	Contingency relates to the termination of a gas supply contract.

(d)	Operations were suspended and the Corette plant was retired in March 2015.

(e)
Costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees. Also includes transaction costs related to the proposed merger with Riverstone affiliates that was announced in June 2016.

(f)	Assumed a marginal tax rate of 40%.

(g)	Federal taxes paid on gains associated with mitigated asset sales.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted EBITDA Projections
(Unaudited)
(Millions of Dollars)
	Low - 2016E	Midpoint - 2016E	High - 2016E
Net Income (Loss)	$179	$209	$239
Income Taxes	117	137	157
Interest Expense	240	240	240
Depreciation and Amortization	442	442	442
EBITDA	978	1,028	1,078
Stock-based compensation	12	12	12
Asset retirement obligation, net	37	37	37
Unrealized (gains) losses on derivative contracts (a)	(26)	(26)	(26)
Nuclear decommissioning trust losses (gains)	(23)	(23)	(23)
(Gain) loss on dispositions (b)	(563)	(563)	(563)
Impairments (c)	214	214	214
Transition Services Agreement costs and other adjustments (d)	76	76	76
Adjusted EBITDA	$705	$755	$805

(a)	Represents unrealized (gains) losses on derivatives. Amounts have been adjusted for option premiums.

(b)	Relates to Ironwood, Holtwood, Lake Wallenpaupack and C.P. Crane sales.

(c)	Relates to Bell Bend Combined Operating License Application costs and Harquahala plant impairments.

(d)
Other includes: (i) costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees; (ii) separation benefits related to workforce reductions; and (iii) costs related to the proposed merger with Riverstone affiliates that was announced in June 2016.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted Free Cash Flow Projections
(Unaudited)
(Millions of Dollars)
	Low - 2016E	Midpoint - 2016E	High - 2016E
Cash from Operations (a)	$582	$622	$662
Capital Expenditures, excluding growth (b)	(437)	(427)	(417)
Counterparty collateral paid (received)	27	27	27
Transition Services Agreement costs	40	40	40
Legal contingency (c)	3	3	3
Separation benefits	12	12	12
Transaction and restructuring costs (d)	42	42	42
Taxes on above adjustments (e)	(39)	(39)	(39)
Taxes on mitigated asset sales (f)	270	270	270
Adjusted Free Cash Flow	$500	$550	$600

(a)	Includes taxes paid on gains generated from the mitigated asset sales.

(b)	Includes expenditures related to intangible assets.

(c)	Contingency relates to the termination of a gas supply contract.

(d)
Costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees. Also includes costs related to the proposed merger with Riverstone affiliates that was announced in June 2016.

(e)	Assumed a marginal tax rate of 40%.

(f)	Estimated federal taxes associated with mitigated asset sales included in Cash from Operations.